UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 21, 2006
UST INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-17506	06-1193986

(State or Other Jurisdiction of	(Commission	I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of Principal Executive Offices)	(Zip Code)
(203) 661-1100
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: SEVERANCE AGREEMENT
EX-10.2: SEVERANCE AGREEMENT
EX-10.3: SEVERANCE AGREEMENT
EX-10.4: FORM OF NOTICE OF GRANT

Item 1.01. Entry into a Material Definitive Agreement.
Entry into Agreements With Executive Officers
The Board of Directors (the “Board”) of UST Inc. (the “Company”) believes that it is in the best interests of the Company and its subsidiaries and the interests of the Company’s stockholders to foster the continuous employment of certain key management personnel.
In this regard, the Company has entered into new agreements (individually a “Severance Agreement” and collectively, the “Severance Agreements”) with Robert T. D’Alessandro, Senior Vice President and Chief Financial Officer of the Company, Daniel W. Butler, President of U.S. Smokeless Tobacco Company (“USSTC”), and Theodor P. Baseler, President of International Wine & Spirits Ltd. (“IWS”), respectively, (collectively, the “Executives”), effective June 23, 2006, which supercede any and all previous agreements, between the Company and each of the Executives, relating to benefits payable upon certain terminations of employment either prior to, in anticipation or contemplation of, or following a change in control of the Company (collectively, the “Prior Agreements”).
The Severance Agreements provide the Executives with severance payments and benefits in the event that their employment is terminated under certain circumstances, as described in more detail below. The Severance Agreements will continue for a period of three years, but in no event will the term of the Severance Agreements be less than two years following a “change in control” of the Company (as defined in the Severance Agreements), if a change in control occurs during the three-year term.
Under the Severance Agreements, if the Executives’ employment is terminated by the Company or by USSTC or IWS in the case of Messrs. Butler and Baseler, respectively, prior to a change in control of the Company (or IWS in the case of Mr. Baseler), without cause or by the Executives for “good reason” (as defined in the Severance Agreements), the Executives shall be entitled to receive the following severance payments and benefits: (1) accrued salary and benefits under Company compensation and benefit plans through the date of termination; (2) a pro-rata bonus under the Company’s Incentive Compensation Plan for the year of termination; (3) severance payments equal to two times the sum of (i) the Executives’ base salaries and (ii) an amount equal to 75% of the target bonus in effect as of the date of termination; and (4) continuation of life insurance and group health benefits for a two-year period. The Severance Agreements also provide that Messrs. D’Alessandro and Baseler shall be deemed to be participants in the UST Inc. Officers’ Supplemental Retirement Plan (“SOP”), regardless of their ages and years of service at termination, but that the benefits due under SOP or any other retirement plans will become payable at the time and in the form permitted under the SOP and such other retirement plans.
In addition, the Severance Agreements provide that, in the event termination of the Executives’ employment occurs on, in anticipation or contemplation of, or following a change in control of the Company (or IWS in the case of Mr. Baseler), in lieu of the above, the Executives shall be entitled to the following payments and benefits: (1) accrued salary and benefits under Company compensation and benefit plans through the date of termination; (2) a pro-rata portion of the target annual bonus in effect prior to the date of termination; (3) a lump sum severance payment equal to two times the sum of (i) the Executives’ base salaries and (ii) an amount equal to 100% of the actual target annual bonus in effect as of the date of termination or, if greater, such target in effect immediately prior to the change in control; and (4) continuation of life insurance and group health benefits for a two-year period.
Furthermore, the Severance Agreements provide that if any of the “total payments” (as defined in the Severance Agreements) are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986 (as amended) (the “Code”), the Company shall pay to the Executives an additional amount or a gross-up payment such that the net amount retained by the Executives, after deduction of any excise tax on the total payments and any federal, state and local income and employment taxes and excise tax on the gross-up payment, is equal to the total payments. Notwithstanding the foregoing, if the Executives are entitled to the gross-up payment, but the “parachute value” (as defined in the Severance Agreements) of the “total payments” equals or is less than 110% of the “safe harbor amount”

(as defined in the Severance Agreements), then the Company will not pay a gross-up payment to the Executives and the “total payments” will be reduced to the extent necessary to cause the “parachute value” of such payments, in the aggregate, to be equal to the safe harbor amount.
All Payments made to the Executives under the Severance Agreements will be made in accordance with Section 409A of the Code.
As a condition of receiving severance payments pursuant to the Severance Agreements, each of the Executives must execute (and not revoke) a release in favor of the Company and its affiliates, including among other things, an agreement not to sue the Company, its directors, officers and employees and its affiliates over employment-related matters. In addition, the Executives have agreed to be subject to non-compete, non-solicitation, and confidentiality provisions during the term of the Severance Agreements and for a period equal to the greater of the 12-month period following termination of employment for any reason, or the period during which the Executives receive severance payments.
A copy of each of the Severance Agreements is filed as Exhibits 10.1, 10.2 and 10.3 hereto and is incorporated herein by reference.
Restricted Stock Agreements With Named Executive Officers
On June 21, 2006, the Company made restricted stock awards to the executive officers of the Company identified below pursuant to the UST Inc. 2005 Long-Term Incentive Plan (the “Plan”).
The restricted stock awards will vest and become earned by the executive officers (generally, if the executive officer remains employed on January 31, 2010), subject to the performance-based conditions described below. Additional information with respect to such awards, including the number of shares of Company common stock subject to the awards, is set forth below.

Target
Name and Title of Officer	Number of Shares
Murray S. Kessler	17,900
President and Chief Operating Officer

Theodor P. Baseler	5,300
President – International Wine & Spirits Ltd.

Daniel W. Butler	11,200
President – U.S. Smokeless Tobacco Company

Robert T. D’Alessandro	11,000
Senior Vice President and Chief Financial Officer

Richard A. Kohlberger	11,000
Senior Vice President, General Counsel and Secretary
Restricted shares may not be transferred or otherwise disposed of by the executive officer prior to the time that they become vested. The above table shows the target number of shares that may be earned by the executive officer based on the achievement of the target level of performance relating to diluted earnings per share (EPS) from continuing operations measured with respect to 2007, 2008 and 2009, respectively. Under the terms of the awards, the executive officers may earn all, none or a percentage between 66.66% and 120% of one-third of the target number of shares subject to their respective awards in each of 2007, 2008 and 2009, depending upon actual performance in each of these years. The executive officer may earn up to the maximum of 120% of the target number of diluted shares shown above based on the achievement of 115% of targeted diluted EPS. If actual performance is less than the threshold of 75% of targeted diluted EPS for any of 2007, 2008 and 2009, no shares will be earned in respect of the award for such year. The targeted diluted EPS for all three years will be established by the Company’s Compensation Committee at the beginning of the performance period in accordance with the requirements for qualified performance-based compensation under Section 162(m) of the Code. Restricted shares earned shall not become vested until January 31, 2010, unless the executive officer dies or becomes disabled in which case restricted shares earned shall vest immediately and unearned restricted shares shall vest at target. In the event that an executive officer retires prior to January 31, 2010, the number of restricted shares earned and unvested as of such officer’s retirement date plus a pro rata portion of the restricted shares for which performance has not yet been determined shall remain outstanding and shall vest on January 31, 2010.
Each of the executive officers has recently filed with the Securities & Exchange Commission (the “SEC”) a Form 4 with respect to such awards.
A copy of the Company’s form of Notice of Grant and Restricted Stock Agreement pursuant to which such awards were made is attached hereto as Exhibit 10.4 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit 10.1	Severance Agreement, dated June 23, 2006, by and between UST Inc. and Robert T. D’Alessandro

Exhibit 10.2	Severance Agreement, dated June 23, 2006, by and among UST Inc., U.S. Smokeless Tobacco Company and Daniel W. Butler

Exhibit 10.3	Severance Agreement, dated June 23, 2006, by and among UST Inc., International Wine & Spirits Ltd. and Theodor P. Baseler

Exhibit 10.4	Form of Notice of Grant and Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2006	UST INC.

	By:	/s/Richard A. Kohlberger

	Name:	Richard A. Kohlberger
	Title:	Senior Vice President, General
Counsel and Secretary